     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 27, 2002
                                                       Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                           --------------------------



                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                           --------------------------




                             ALPHA INDUSTRIES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

              DELAWARE                                         04-2302115
  (State or Other Jurisdiction of                           (I.R.S. Employer
  Incorporation or Organization)                         Identification Number)


           20 SYLVAN ROAD, WOBURN, MASSACHUSETTS 01801 (781) 935-5150
          (Address, Including Zip Code, and Telephone Number, Including
             Area Code, of Registrant's Principal Executive Offices)

                           --------------------------


                             ALPHA INDUSTRIES, INC.
                     1999 EMPLOYEE LONG-TERM INCENTIVE PLAN
                        DIRECTORS' 2001 STOCK OPTION PLAN
                            (Full Title of the Plan)


                                 JAMES K. JACOBS
                                 GENERAL COUNSEL
                             ALPHA INDUSTRIES, INC.
                   20 SYLVAN ROAD, WOBURN, MASSACHUSETTS 01801
                                 (781) 935-5150
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                           --------------------------

                         CALCULATION OF REGISTRATION FEE

==============================================================================================================================
                                                                  Proposed                Proposed
                                             Amount                Maximum                Maximum               Amount of
       Title of Each Class of                to Be             Offering Price            Aggregate            Registration
    Securities to Be Registered            Registered           Per Share(1)         Offering Price(1)           Fee(1)
------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.25 par value           4,150,000 Shares (2)        $ 16.75            $ 69,512,500.00          $ 6,395.15
==============================================================================================================================

(1) The registration fee has been calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended, on the basis of the average of the high and low reported price of the Common Stock of Alpha Industries, Inc. on the Nasdaq National Market on March 21, 2002.

(2) Consists of (i) 3,900,000 shares issuable under the 1999 Employee Long Term Incentive Plan, as amended April 26, 2001 and (ii) 250,000 shares issuable under Directors' 2001 Stock Option Plan. Such presently indeterminable number of additional shares of Common Stock are registered hereunder as may be issued in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, stock combination or other similar change in the Common Stock.

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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents are hereby incorporated by reference in this Registration Statement:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended April 1, 2001 filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's Annual Report referred to in (a) above, including without limitation, (i) the Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended July 1, 2001, September 30, 2001 and December 30, 2001 (ii) the Registrant's Current Reports on Form 8-K dated December 19, 2001 and March 15, 2002; and (iii) the Registrant's Proxy Statement for the annual meeting of stockholders held on September 10, 2001; and

     (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A (Registration No. 0-24357) filed under the Exchange Act with the Securities and Exchange Commission.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


ITEM 4.  DESCRIPTION OF SECURITIES.

     Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article Tenth of the Registrant's Restated Certificate of Incorporation eliminates the personal liability of directors to the Registrant or its stockholders for monetary damages for breaches of their fiduciary duty (subject to certain exceptions, such as breaches of the duty of loyalty to registrant or its stockholders), and provides that the Registrant may indemnify its officers and directors to the full extent permitted by law.

     The Registrant's Amended and Restated By-laws include provisions for mandatory indemnification of its officers and directors provided certain conditions are met. Section 145 of the General Corporation Law of the State of Delaware authorizes a corporation to indemnify directors, officers, employees or agents of the corporation in non-derivative suits if such party acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, as determined in accordance with the Delaware General Corporation Law. Section 145 further provides that indemnification shall be provided if the party in question is successful on the merits or otherwise.

     The effect of these provisions would be to permit such indemnification by the Registrant for liabilities arising under the Securities Act of 1933, as amended, to the extent permitted under such act.

     The Registrant has directors' and officers' liability insurance.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

ITEM 8.  EXHIBITS.

Number    Description
------    -----------

4(a) Specimen Certificate of Common Stock (Filed as Exhibit 4(a) to the Registrant's Registration Statement on Form S-3 (Registration No. 33-63857)).*

4(b) Restated Certificate of Incorporation (Filed as Exhibit 3(a) to the Registrant's Registration Statement on Form S-3 (Registration No. 33-63857)).*

4(c) Certificate of Amendment of Restated Certificate of Incorporation dated March 30, 2000 (Filed as Exhibit 4(a) to the Registrant's Registration Statement on Form S-8 (Registration No. 333-63818)).*

5         Legal Opinion of Testa, Hurwitz & Thibeault, LLP.

23(a) Consent of Testa, Hurwitz & Thibeault, LLP (contained in Exhibit 5 hereof).

23(b)     Consent of KPMG LLP.

24 Power of Attorney (included on the signature page of this Registration Statement).

99.1 Alpha Industries, Inc. 1999 Employee Long-Term Incentive Plan dated April 27, 1999, as amended on April 26, 2000 and April 26, 2001.

99.2 Alpha Industries, Inc. Directors' 2001 Stock Option Plan dated September 10, 2001 (Filed as Exhibit 10(n) to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2001).*

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* Not filed herewith. In accordance with Rule 411 promulgated pursuant to the Securities Act of 1933, as amended, reference is made to documents previously filed with the Commission, which are incorporated by reference herein.

ITEM 9.  UNDERTAKINGS.

          (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement.

               (2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                               [SIGNATURES FOLLOW]

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woburn, Commonwealth of Massachusetts, on March 27, 2002.

                                     ALPHA INDUSTRIES, INC.


                                     By:  /s/ David J. Aldrich
                                          -------------------------------------
                                          DAVID J. ALDRICH
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David J. Aldrich and Thomas C. Leonard, and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



            SIGNATURE                               TITLE                                      DATE
            ---------                               -----                                      ----
      /s/ Thomas C. Leonard                 Chairman of the Board                           March 27, 2002
------------------------------------
      THOMAS C. LEONARD


      /s/ David J. Aldrich                  President, Chief Executive                      March 27, 2002
------------------------------------        Officer and Director
      DAVID J. ALDRICH


      /s/ Paul E. Vincent                   Chief Financial Officer                         March 27, 2002
------------------------------------        Principal Financial Officer and
      PAUL E. VINCENT                       Principal Accounting Officer


      /s/ Timothy R. Furey                  Director                                        March 27, 2002
------------------------------------
      TIMOTHY R. FUREY


      /s/ James W. Henderson                Director                                        March 27, 2002
------------------------------------
      JAMES W. HENDERSON


      /s/ George S. Kariotis                Director                                        March 27, 2002
------------------------------------
      GEORGE S. KARIOTIS


      /s/ David McLachlan                   Director                                        March 27, 2002
------------------------------------
      DAVID MCLACHLAN


      /s/ Arthur Pappas                     Director                                        March 27, 2002
------------------------------------
      ARTHUR PAPPAS


      /s/ Sidney Topol                      Director                                        March 27, 2002
------------------------------------
      SIDNEY TOPOL

                                  EXHIBIT INDEX


Exhibit                                                               Sequential
Number                                                                  Page No.
------                                                                ----------

4(a) Specimen Certificate of Common Stock (Filed as Exhibit 4(a) to the Registrant's Registration Statement on Form S-3
          (Registration No. 33-63857)).*

4(b) Restated Certificate of Incorporation (Filed as Exhibit 3(a) to the Registrant's Registration Statement on Form S-3
          (Registration No. 33-63857)).*

4(c)      Certificate of Amendment of Restated Certificate of
          Incorporation dated March 30, 2000 (Filed as Exhibit 4(a) to the Registrant's Registration Statement on Form S-8
          (Registration No. 333-63818)).*

5         Legal Opinion of Testa, Hurwitz & Thibeault, LLP.               8

23(a)     Consent of Testa, Hurwitz & Thibeault, LLP (contained in
          Exhibit 5 hereof).

23(b)     Consent of KPMG LLP.                                            9

24 Power of Attorney (included on the signature page of this Registration Statement).

99.1      Alpha Industries, Inc. 1999 Employee Long-Term Incentive       10
          Plan dated April 27, 1999, as amended on April 26, 2000 and April 26, 2001.

99.2 Alpha Industries, Inc. Directors' 2001 Stock Option Plan dated September 10, 2001 (Filed as Exhibit 10(n) to the
          Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2001).*

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* Not filed herewith. In accordance with Rule 411 promulgated pursuant to the Securities Act of 1933, as amended, reference is made to the documents previously filed with the Commission, which are incorporated by reference herein.